Apollo Global Management, LLC Third Quarter 2016 Earnings Exhibit 99.2 October 28, 2016

GAAP & Economic Earnings Distributable Earnings Assets Under Management Apollo 3Q'16 Financial Results Highlights Business Drivers ▪ GAAP Net Income of $234.7 million, and GAAP Net Income Attributable to Apollo Global Management, LLC of $94.6 million ($0.50/share) ▪ Economic Net Income (“ENI”) of $230.8 million ($0.58/share) ▪ Management Business (“MB”) Economic Income (“EI”) of $130.3 million ($0.32/share) ▪ Incentive Business (“IB”) Economic Income of $152.3 million ($0.38/share) ▪ Distributable Earnings (“DE”) After Taxes and Related Payables of $148.5 million ($0.36/share) ▪ Management Business DE of $148.1 million ($0.36/share) ▪ Incentive Business DE of $4.6 million ($0.01/share) ▪ Declared distribution of $0.35 per Class A share (payout ratio of 97%) ▪ Total Assets Under Management (“AUM”) of $188.6 billion ▪ Fee-Generating AUM (“FGAUM”) of $148.7 billion ▪ Carry-Eligible AUM (“CEAUM”) of $84.7 billion and Carry-Generating AUM (“CGAUM”) of $51.4 billion ▪ Dry powder of $24.4 billion available for investment ▪ Inflows: $7.2 billion of capital inflows ($40.4 billion LTM(1)) ▪ Deployment: $4.3 billion invested ($16.5 billion LTM) ▪ Realizations: $1.2 billion of capital returned to investors ($5.6 billion LTM) ▪ Performance: Private Equity Fund Appreciation 2.6% (4.7% LTM) Total Credit Gross Return(2) 3.9% (+7.7% LTM) Note: This presentation contains non-GAAP financial information and defined terms which are described on pages 31 to 35. (1) “LTM” refers to the last twelve months ended September 30, 2016. (2) Represents total credit gross return, excluding assets managed by Athene Asset Management, L.P. (“AAM”) that are not directly invested in Apollo funds or sub-advised by Apollo. Total credit net return was 3.5% for 3Q'16 and 6.4% for 3Q'16 LTM. 1

Condensed Consolidated Statements of Operations (Unaudited)

APOLLO

- GAAP Net Income was $234.7 million for the quarter, up 143% year-over-year; GAAP Net Income Attributable to Apollo Global Management, LLC was $94.6 million

($ in thousands, except per share data)	3Q'15	2Q'16	3Q'16	YTD'15	YTD'16
Revenues:					
Advisory and transaction fees from related parties, net	$9,276	$64,899	$29,801	$34,269	$102,699
Management fees from related parties	238,563	267,063	274,313	694,036	775,171
Carried interest income (loss) from related parties	(54,571)	328,485	199,617	119,714	407,134
Total Revenues	193,268	660,447	503,731	848,019	1,285,004
Expenses:					
Compensation and benefits:					
Salary, bonus and benefits	93,514	100,188	92,591	270,017	290,013
Equity-based compensation	31,404	34,038	26,163	73,786	74,203
Profit sharing expense	(20,329)	127,220	90,152	89,935	179,767
Total Compensation and Benefits	104,589	261,446	208,906	433,738	543,983
Interest expense	7,529	9,800	12,832	22,454	30,505
General, administrative and other	21,645	32,823	32,403	65,972	92,970
Professional fees	17,218	22,705	11,816	51,907	50,955
Occupancy	10,137	9,698	9,701	30,226	29,221
Placement fees	2,617	2,064	1,953	5,802	5,781
Depreciation and amortization	11,176	4,862	4,646	33,347	14,139
Total Expenses	174,911	343,398	282,257	643,446	767,554
Other Income:					
Net gains from investment activities	80,950	89,010	17,746	107,492	50,287
Net gains from investment activities of consolidated variable interest entities	911	698	800	8,039	2,817
Income from equity method investments	2,021	44,960	23,213	18,079	64,356
Interest income	818	1,296	1,192	2,403	3,073
Other income (loss), net	93	778	(40)	6,742	485
Total Other Income	84,793	136,742	42,911	142,755	121,018
Income before income tax provision	103,150	453,791	264,385	347,328	638,468
Income tax provision	(6,591)	(37,988)	(29,667)	(21,197)	(62,508)
Net Income	96,559	415,803	234,718	326,131	575,960
Net income attributable to Non-Controlling Interests	(55,508)	(241,711)	(140,099)	(197,725)	(340,077)
Net Income Attributable to Apollo Global Management, LLC	$41,051	$174,092	$94,619	$128,406	$235,883
Distributions Declared per Class A Share	$0.42	$0.25	$0.37	$1.61	$0.90
Net Income Per Class A Share:					
Net Income Available to Class A Share – Basic	$0.20	$0.91	$0.50	$0.60	$1.24
Net Income Available to Class A Share – Diluted	$0.20	$0.91	$0.50	$0.60	$1.24
Weighted Average Number of Class A Shares Outstanding – Basic	176,169,986	183,695,920	184,438,515	170,879,302	183,602,982
Weighted Average Number of Class A Shares Outstanding – Diluted	176,169,986	183,695,920	184,438,515	170,879,302	183,602,982

2

Condensed Consolidated Statements of Financial Condition (Unaudited) ▪ Total assets were $5.5 billion as of September 30, 2016, an increase of $930.4 million, or 20%, compared to December 31, 2015 ($ in thousands, except per share data) As of September 30, 2016 As of December 31, 2015 Assets: Cash and cash equivalents $926,932 $612,505 Cash and cash equivalents held at consolidated funds 6,014 4,817 Restricted cash 4,776 5,700 Investments 1,390,998 1,154,749 Assets of consolidated variable interest entities 1,049,756 1,030,772 Carried interest receivable 991,815 643,907 Due from related parties 297,719 247,835 Deferred tax assets 596,228 646,207 Other assets 112,432 95,844 Goodwill 88,852 88,852 Intangible assets, net 24,693 28,620 Total Assets $5,490,215 $4,559,808 Liabilities and Shareholders’ Equity Liabilities: Accounts payable and accrued expenses $116,277 $92,012 Accrued compensation and benefits 122,143 54,836 Deferred revenue 204,516 177,875 Due to related parties 661,515 594,536 Profit sharing payable 466,055 295,674 Debt 1,355,994 1,025,255 Liabilities of consolidated variable interest entities 893,505 887,252 Other liabilities 59,345 43,387 Total Liabilities 3,879,350 3,170,827 Shareholders’ Equity: Apollo Global Management, LLC shareholders’ equity: Class A shares, no par value, unlimited shares authorized, 184,743,799 and 181,078,937 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively — — Class B shares, no par value, unlimited shares authorized, 1 share issued and outstanding at September 30, 2016 and December 31, 2015 — — Additional paid in capital 1,876,342 2,005,509 Accumulated deficit (1,147,798) (1,348,384) Accumulated other comprehensive loss (5,450) (7,620) Total Apollo Global Management, LLC shareholders’ equity 723,094 649,505 Non-Controlling Interests in consolidated entities 94,500 86,561 Non-Controlling Interests in Apollo Operating Group 793,271 652,915 Total Shareholders’ Equity 1,610,865 1,388,981 Total Liabilities and Shareholders’ Equity $5,490,215 $4,559,808 3

Economic Earnings Summary

APOLLO

($ in thousands, except per share data)		3Q'15	2Q'16	3Q'16	YTD'15	YTD'16
Management Business	Management Fees	$226,758	$241,633	$258,485	$678,744	$731,051
	Advisory and Transaction Fees from Related Parties, net	9,276	64,899	30,251	34,269	103,149
	Carried Interest Income from Related Parties	9,285	6,292	2,307	30,874	17,516
	Management Business Revenues	**245,319**	**312,824**	**291,043**	**743,887**	**851,716**
	Salary, Bonus and Benefits	94,110	94,522	86,804	271,345	273,696
	Equity-Based Compensation	14,938	15,722	16,154	45,412	48,596
	Other Expenses	54,412	63,307	53,006	161,729	170,375
	Management Business Expenses	**163,460**	**173,551**	**155,964**	**478,486**	**492,667**
	Other Loss	(2,579)	(1,873)	(4,750)	(2,115)	(9,236)
	Management Business Economic Income	**$79,280**	**$137,400**	**$130,329**	**$263,286**	**$349,813**
	Per Share	*$0.20*	*$0.34*	*$0.32*	*$0.65*	*$0.87*
Incentive Business	Carried Interest Income (Loss) from Related Parties	($63,856)	$322,193	$201,020	$88,840	$393,328
	Profit Sharing Expense	(11,993)	124,733	76,791	91,711	168,031
	Other Income	77,777	124,274	28,090	104,381	84,782
	Incentive Business Economic Income	**$25,914**	**$321,734**	**$152,319**	**$101,510**	**$310,079**
	Per Share	*$0.06*	*$0.80*	*$0.38*	*$0.25*	*$0.77*
	Economic Income	**$105,194**	**$459,134**	**$282,648**	**$364,796**	**$659,892**
	Per Share	*$0.26*	*$1.14*	*$0.70*	*$0.90*	*$1.64*
	Taxes	(1,156)	(64,283)	(51,896)	(12,545)	(107,253)
	Economic Net Income	**$104,038**	**$394,851**	**$230,752**	**$352,251**	**$552,639**
	Per Share	*$0.26*	*$0.98*	*$0.58*	*$0.87*	*$1.38*

4

Distributable Earnings Summary

APOLLO

($ in thousands, except per share data)		3Q'15	2Q'16	3Q'16	YTD'15	YTD'16
Management Business	Management Business Economic Income	$79,280	$137,400	$130,329	$263,286	$349,813
	Less: Non-Cash Revenues	(842)	(843)	(842)	(4,469)	(2,527)
	Add Back: Equity-Based Compensation	14,938	15,722	16,154	45,412	48,596
	Add Back: Depreciation, Amortization and Other	2,606	2,516	2,435	7,907	7,532
	Management Business Distributable Earnings	**$95,982**	**$154,795**	**$148,076**	**$312,136**	**$403,414**
	Per Share	*$0.24*	*$0.38*	*$0.36*	*$0.77*	*$0.99*
Incentive Business	Incentive Business Economic Income	$25,914	$321,734	$152,319	$101,510	$310,079
	Less: Non-Cash Carried Interest Income[(1)]	—	—	—	(29,900)	—
	Less: Net Unrealized Carried Interest (Income) Loss	99,228	(185,669)	(111,009)	210,399	(193,469)
	Less: Unrealized Investment & Other Income	(76,545)	(126,545)	(36,750)	(101,936)	(98,318)
	Incentive Business Distributable Earnings	**$48,597**	**$9,520**	**$4,560**	**$180,073**	**$18,292**
	Per Share	*$0.12*	*$0.02*	*$0.01*	*$0.44*	*$0.04*
	Distributable Earnings	**$144,579**	**$164,315**	**$152,636**	**$492,209**	**$421,706**
	Taxes and Related Payables[(2)]	(2,027)	(2,968)	(4,105)	(6,290)	(9,346)
	DE After Taxes and Related Payables	**$142,552**	**$161,347**	**$148,531**	**$485,919**	**$412,360**
	DE per Share of Common & Equivalent[(3)]	*$0.36*	*$0.40*	*$0.36*	*$1.19*	*$1.01*
	Distribution per Share of Common & Equivalent	**$0.35**	**$0.37**	**$0.35**	**$1.10**	**$0.97**
	Payout Ratio	*97%*	*93%*	*97%*	*92%*	*96%*

(1) Represents realized carried interest income settled by receipt of securities.
(2) Represents estimated current corporate, local and non-U.S. taxes as well as amounts payable under Apollo's tax receivable agreement.
(3) Calculation is based on end of period Class A shares outstanding and restricted share units ("RSUs") that participate in distributions (collectively referred to as "common & equivalents").

5

Private Equity

APOLLO

Commentary

- Strong Economic Income driven by relatively balanced contributions from the Management and Incentive Businesses, which benefited from higher management fees, elevated transaction fees, and healthy carried interest income primarily earned from Fund VIII and ANRP II
- Private equity fund appreciation during the quarter of 2.6%[1] was driven by appreciation in private portfolio company holdings
- Inflows driven by a follow-on closing for the second natural resources fund, bringing total commitments to $3.4 billion through quarter-end
- Committed or deployed $4.1 billion of capital during the quarter, $1.1 billion of which is capital not yet deployed; total committed but not yet deployed capital[2] at quarter end was $3.3 billion (including co-investments)
- At quarter-end, Fund VIII was 65% committed or deployed[6]

Business Drivers

	3Q'16	YTD	LTM
Inflows	$1.4bn	$5.0bn	$5.8bn
Deployment	$3.0bn	$8.2bn	$10.0bn
Realizations	$150mm	$512mm	$1.5bn
Performance[1]	2.6%	7.3%	4.7%

Financial Results Summary

($ in thousands)	3Q'15	2Q'16	3Q'16
MB Revenues	$76,612	$134,819	$118,146
MB Expenses	57,257	59,965	57,625
Other Income (Loss)	(43)	341	103
MB Economic Income	**19,312**	**75,195**	**60,624**
Carried Interest Income (Loss)	(65,226)	208,111	84,863
Profit Sharing Expense	(26,044)	67,675	26,500
Other Income	7,306	34,615	11,387
IB Economic Income (Loss)	**(31,876)**	**175,051**	**69,750**
Economic Income (Loss)	**($12,564)**	**$250,246**	**$130,374**

Supplemental Information

$42 billion AUM


Committed
$3bn(2)
Dry Powder
$15bn
Invested AUM
$24bn
Other
$3bn(3)
Co-Investments
$4bn(4)

Traditional PE Funds

Inception-to-date Gross / Net IRR 39% / 25%

Fund VIII

65% Committed or Deployed[7]

PE Portfolio

84% Private / 16% Public

Public Equity Holding	***Fund***	***Shares Held (mm)***
Norwegian (NCLH)[5]	*Fund VI & VII*	*36.1*
EP Energy (EPE)	*Fund VII & ANRP*	*62.6*
Caesars Acquisition (CACQ)[5][6]	*Fund VI*	*28.0*
Welspun Corp (WLCO IN)	*Fund VII & ANRP*	*58.1*
Welspun Enterprises (WEL IN)	*Fund VII & ANRP*	*34.8*

(1) Represents private equity fund appreciation (depreciation) as defined in the non-GAAP financial information and definitions section of this presentation. (2) Represents capital committed to investments as of September 30, 2016 by Apollo's private equity funds. These investments have not yet closed and may be subject to a variety of closing conditions or other contractual provisions, which could result in such capital not ultimately being invested. (3) Other represents approximately $3 billion of uncalled commitments which can be called for fund fees and expenses only and are not available for investment or reinvestment subject to the provisions of the applicable fund limited partnership agreements or other governing agreements. (4) Represents AUM related to co-investment vehicles. (5) Includes shares held by Athene in associated co-investment vehicles. (6) Does not include shares of Caesars Entertainment (CZR) held by Fund VI and Athene in associated co-investment vehicles. (7) Represents capital actually invested, committed to invest or used for fees and expenses, divided by aggregate committed capital.

6

Credit

Commentary

- Strong Economic Income driven by both the Management and Incentive Businesses, which benefited from lower expenses, solid investment performance, and an increase in the fair value of Athene
- Total credit gross and net returns[1] of 3.9% and 3.5%, respectively, due to strong appreciation across fund categories
- Inflows primarily driven by an increase in Athene-related AUM to nearly $72 billion (+19% year-over-year), as well as a variety of Liquid/Performing strategies, including Total Return strategy and CLOs
- Currently fundraising for the third vintages of two Drawdown fund series (European Principal Finance and Financial Credit Investment)
- Capital deployment activity driven by structured credit, opportunistic investments, and insurance linked securities
- Fair value of Athene increased 3% from prior quarter primarily driven by book value appreciation during the quarter

Business Drivers

	3Q'16	YTD	LTM
Inflows	$4.9bn	$21.1bn	$31.8bn
Deployment	$729mm	$2.7bn	$4.3bn
Realizations	$452mm	$1.2bn	$1.8bn
Performance[(1)]	3.9%	9.0%	7.7%

Financial Results Summary

($ in thousands)	3Q'15	2Q'16	3Q'16
MB Revenues	$155,132	$160,580	$156,305
MB Expenses	90,876	99,238	83,861
Other Income (Loss)	157	(83)	(4,314)
Non-Controlling Interest	(2,697)	(2,175)	(510)
MB Economic Income	**61,716**	**59,084**	**67,620**
Carried Interest Income (Loss)	(2,010)	114,151	109,695
Profit Sharing Expense	12,739	57,169	45,797
Other Income	70,083	90,222	17,372
IB Economic Income	**55,334**	**147,204**	**81,270**
Economic Income	**$117,050**	**$206,288**	**$148,890**

Supplemental Information

($ in billions) ***$135 billion AUM***

Category	AUM	FG AUM	CE AUM	CG AUM	3Q'16 Gross Return[(1)]	YTD'16 Gross Return[(1)]	LTM Gross Return[(1)]
Liquid / Performing	$37	$33	$20	$15	3.6%	7.9%	6.8%
Drawdown[(2)]	$21	$12	$19	$8	4.6%	13.0%	10.3%
Permanent Capital Vehicles							
Permanent Capital Vehicles ex Athene Non-Sub-Advised[(3)]	$12	$11	$9	$9	4.4%	6.7%	6.6%
Athene Non-Sub-Advised[(3)]	$56	$54	—	—			
Advisory[(4)]	$9	—	—	—			
Total Credit	**$135**	**$110**	**$48**	**$32**	**3.9%**	**9.0%**	**7.7%**

(1) Gross return represents gross return as defined in the non-GAAP financial information and definitions section of this presentation with the exception of CLO assets in Liquid/Performing which are calculated based on gross return on invested assets, which excludes cash. The 3Q'16 net returns for Liquid/Performing, Drawdown and Permanent Capital Vehicles ex AAM were 3.4%, 4.1%, 3.4%, respectively, and 3.5% for total credit excluding assets managed by AAM that are not directly invested in Apollo funds or sub-advised by Apollo. The YTD net returns for Liquid/Performing, Drawdown and Permanent Capital Vehicles ex AAM were 7.4%, 11.3%, 3.9%, respectively, and 7.9% for total credit excluding assets managed by AAM that are not directly invested in Apollo funds or sub-advised by Apollo. The LTM net returns for Liquid/Performing, Drawdown and Permanent Capital Vehicles ex AAM were 6.2%, 8.2%, 2.9%, respectively, and 6.4% for total credit excluding assets managed by AAM that are not directly invested in Apollo funds or sub-advised by Apollo. (2) Significant Drawdown funds and strategic investment accounts ("SIAs") had inception-to-date ("ITD") gross and net IRRs of 16.5% and 12.7%, respectively, as of September 30, 2016. Significant Drawdown funds and SIAs include funds and SIAs with AUM greater than $200 million that did not predominantly invest in other Apollo funds or SIAs. (3) Athene Non-Sub-Advised reflects total Athene-related AUM of $71.8 billion less $15.3 billion of assets that were either sub-advised by Apollo or invested in funds and investment vehicles managed by Apollo. Athene Non-Sub-Advised includes $5.0 billion of Athene AUM for which Apollo Asset Management Europe, LLP ("AAME"), a subsidiary of Apollo, provides investment advisory services. (4) Advisory refers to certain assets advised by AAME.

7

Real Estate

APOLLO

Commentary

- Economic Income driven by contributions from both the Management and Incentive Businesses
- Apollo's externally managed commercial mortgage REIT (ARI) completed the acquisition of Apollo's externally managed residential mortgage REIT (AMTG) during the quarter, generating $400 million of investable capital for commercial real estate lending opportunities
- Debt-related inflows for the quarter driven by the ARI/AMTG transaction, capital raised for the AGRE Debt Fund, and managed account activity
- Equity-related inflows driven by a follow-on close and co-investment capital raised for Apollo's first Asia-focused real estate fund and second U.S. real estate fund
- Realization activity driven by both debt and equity funds

Business Drivers

	3Q'16	YTD	LTM
Inflows	$820mm	$2.0bn	$2.8bn
Deployment	$567mm	$1.6bn	$2.3bn
Realizations	$611mm	$2.0bn	$2.3bn
Performance[(1)]	1.4%	6.0%	11.2%

Financial Results Summary

($ in thousands)	3Q'15	2Q'16	3Q'16
MB Revenues	$13,575	$17,425	$16,592
MB Expenses	15,327	14,348	14,478
Other Income (Loss)	4	44	(29)
MB Economic Income (Loss)	**(1,748)**	**3,121**	**2,085**
Carried Interest Income (Loss)	3,380	(69)	6,462
Profit Sharing Expense	1,312	(111)	4,494
Other Income (Loss)	388	(563)	(669)
IB Economic Income (Loss)	**2,456**	**(521)**	**1,299**
Economic Income	**$708**	**$2,600**	**$3,384**

Supplemental Information

$11 billion AUM



Equity
$3.2bn
Debt
$7.9bn

(1) Represents gross return for U.S. Real Estate Fund I including co-investment capital. 3Q'16, YTD and 3Q'16 LTM net returns for U.S. Real Estate Fund I were 1.3%, 5.0% and 8.5%, respectively. U.S. Real Estate Fund I inception-to-date gross and net IRRs were 17% and 13%, respectively, as of September 30, 2016.

8

Total AUM & Fee-Generating AUM

APOLLO

3Q'16 Total AUM Rollforward[(1)]

($ in millions)

	Private Equity	Credit	Real Estate	Total
2Q'16	**$41,181**	**$133,884**	**$11,201**	**$186,266**
Inflows	1,448	4,913	820	7,181
Outflows[(2)]	(651)	(4,292)	(505)	(5,448)
Net Flows	797	621	315	1,733
Realizations	(150)	(452)	(611)	(1,213)
Market Activity	353	1,343	154	1,850
3Q'16	**$42,181**	**$135,396**	**$11,059**	**$188,636**

Total AUM Highlights

Private Equity

Inflows: ANRP II ($1.1 billion); co-investments ($252 million); and net segment transfers ($171 million) *Outflows:* Net leverage reduction ($651 million) *Realizations:* Fund VII ($77 million) and Fund VIII ($53 million) *Market Activity:* Appreciation in traditional private equity funds and natural resources funds

Credit

Inflows: Net increase in Athene assets ($3.5 billion) and Liquid/Performing funds ($1.1 billion) *Outflows:* Net leverage reduction resulting from ARI/AMTG transaction ($2.9 billion); net segment transfers ($759 million); and redemptions ($325 million) *Realizations*: Drawdown funds ($229 million) and Liquid/ Performing funds ($181 million) *Market activity:* Positive fund performance across product categories

Real Estate

Inflows: Net segment transfers ($589 million) including the ARI/AMTG transaction ($424 million); debt funds and managed accounts ($172 million) *Outflows:* Net leverage reduction related to managed accounts ($505 million) *Realizations:* RE equity ($321 million) and RE debt ($290 million)

3Q'16 Fee-Generating AUM Rollforward[(1)]

($ in millions)

	Private Equity	Credit	Real Estate	Total
2Q'16	**$29,530**	**$108,774**	**$7,124**	**$145,428**
Inflows	1,221	3,220	986	5,427
Outflows[(2)]	(112)	(2,215)	—	(2,327)
Net Flows	1,109	1,005	986	3,100
Realizations	—	(326)	(250)	(576)
Market Activity	(9)	670	56	717
3Q'16	**$30,630**	**$110,123**	**$7,916**	**$148,669**

Fee-Generating AUM Highlights

Private Equity

Inflows: ANRP II ($1.1 billion) and fee-generating capital deployment ($103 million) *Outflows:* Net leverage reduction ($112 million)

Credit

Inflows: Net increase in Athene assets ($1.7 billion); Liquid/Performing funds ($771 million); and fee-generating capital deployment ($757 million) *Outflows:* Net segment transfers ($592 million); fee-generating capital reduction resulting from ARI/AMTG transaction ($220 million); and redemptions ($140 million); *Realizations:* Liquid/Performing funds ($168 million) and Drawdown funds ($115 million) *Market activity:* Positive fund performance across product categories

Real Estate

Inflows: Net segment transfers ($592 million) including the ARI/AMTG transaction ($424 million); US and Asia real estate equity funds ($216 million); and AGRE Debt Fund I ($177 million) *Realizations:* RE debt ($229 million) and RE equity ($21 million)

LTM Total AUM Rollforward[(1)]

($ in millions)

	Private Equity	Credit	Real Estate	Total
3Q'15	**$38,256**	**$112,781**	**$10,782**	**$161,819**
Inflows	5,781	31,837	2,799	40,417
Outflows[(2)]	(1,128)	(9,830)	(505)	(11,463)
Net Flows	4,653	22,007	2,294	28,954
Realizations	(1,500)	(1,755)	(2,313)	(5,568)
Market Activity	772	2,363	296	3,431
3Q'16	**$42,181**	**$135,396**	**$11,059**	**$188,636**

LTM Fee-Generating AUM Rollforward[(1)]

($ in millions)

	Private Equity	Credit	Real Estate	Total
3Q'15	**$29,300**	**$94,666**	**$7,102**	**$131,068**
Inflows	2,942	20,543	2,488	25,973
Outflows[(2)]	(426)	(4,894)	(184)	(5,504)
Net Flows	2,516	15,649	2,304	20,469
Realizations	(1,135)	(1,067)	(1,503)	(3,705)
Market Activity	(51)	875	13	837
3Q'16	**$30,630**	**$110,123**	**$7,916**	**$148,669**

(1) *Inflows at the individual segment level represent subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-segment transfers. Outflows represent redemptions and other decreases in available capital. Realizations represent fund distributions of realized proceeds. Market activity represents gains (losses), the impact of foreign exchange rate fluctuations and other income.*

(2) *Included in the 3Q'16 outflows for Total AUM and FGAUM is $325.3 million and $359.9 million of redemptions, respectively. Included in the LTM outflows for Total AUM and FGAUM is $1,348.9 million and $1,097.7 million of redemptions, respectively.*

9

Carry-Eligible & Carry-Generating AUM

APOLLO

Carry-Eligible AUM

($ in millions)

Segment	3Q'15	2Q'16	3Q'16
Private Equity	$33,248	$33,554	$34,233
Credit	45,819	48,435	48,049
Real Estate	2,401	2,381	2,457
Total	**$81,468**	**$84,370**	**$84,739**

Carry-Generating AUM

($ in millions)

Segment	3Q'15	2Q'16	3Q'16
Private Equity	$10,302	$16,778	$19,063
Credit	17,211	25,945	31,648
Real Estate	553	494	697
Total	**$28,066**	**$43,217**	**$51,408**

3Q'16 Carry-Generating to Carry-Eligible AUM Reconciliation

($ in millions)

	Private Equity	Credit	Real Estate	Total
Carry-Generating AUM	$19,063	$31,648	$697	$51,408
+ Uninvested CE AUM	13,945	8,549	1,251	23,745
+ Invested AUM Not Currently Generating Carry	1,225	7,852	509	9,586
Carry-Eligible AUM	**$34,233**	**$48,049**	**$2,457**	**$84,739**

$85 billion
Carry-Eligible AUM


Currently Generating Carry $51.4bn
Uninvested Carry-Eligible AUM $23.7bn
Not Currently Generating Carry $9.6bn

($ in billions) Category / Fund	Invested AUM Not Currently Generating Carry	Investment Period Active >24 Months[1]	Appreciation Required to Achieve Carry[2][3]
ANRP I	$0.9	$0.9	6%
Other PE	0.3	0.2	39%
Private Equity	**1.2**	**1.1**	**12%**
Drawdown	4.4	4.2	26%
Liquid / Performing		1.8	< 250bps
	3.5	—	250-500bps
		0.8	> 500bps
Credit	**7.9**	**6.8**	**19%**
Real Estate	**0.5**	**0.4**	**> 500bps**
Total	**$9.6**	**$8.3**	

(1) *Represents invested AUM not currently generating carry for funds that have been investing capital for more than 24 months as of September 30, 2016.*
(2) *Represents the percentage of additional appreciation required to reach the preferred return or high watermark and generate carried interest for funds with an investment period greater than 24 months.*
(3) *All investors in a given fund are considered in aggregate when calculating the appreciation required to achieve carry presented above. Appreciation required to achieve carry may vary by individual investor.*

10

Capital Deployment & Dry Powder

APOLLO

- Capital deployed across the platform totaled $4.3 billion for the quarter and $12.4 billion year-to-date. The pending investment commitments in private equity that have not yet been funded (including co-investments) totaled $3.3 billion as of September 30, 2016
- Dry Powder of $24.4 billion at the end of the quarter, including $10.9 billion of AUM with future management fee potential

Capital Deployment

($ in millions)

Segment	3Q'16	YTD	LTM
Private Equity	$3,048	$8,187	$9,971
Credit	729	2,686	4,276
Real Estate	567	1,550	2,280
Total	**$4,344**	**$12,423**	**$16,527**

3Q'16 Highlights

Private Equity	*Driven by various acquisitions including Diamond Resorts (hospitality), Outerwall (consumer services), Constellis (security services) and Maxim Crane and AmQuip Crane (lifting services)*
Credit	*Driven by opportunities in structured credit assets, life assets, and opportunistic investments in the healthcare, materials, and capital goods sectors*
Real Estate	*Driven primarily by commercial mortgage lending activity across several strategies*

$24 billion Dry Powder

($ in billions)



Real Estate $1.5
Credit $8.4
Drawdown $7.6
PE Other $5.8
Liquid / Performing $0.5
Fund VIII $8.8
Private Equity $14.5
Permanent Capital Vehicles $0.4

11

Shareholder Distribution

APOLLO

- Generated $0.36 of DE per share of common and equivalent during the quarter, driven by strong Management Business earnings
- Apollo declared a quarterly distribution of $0.35 per Class A share to holders of record as of November 21, 2016, which is payable on November 30, 2016

($ in thousands, except per share data)	3Q'15	2Q'16	3Q'16	YTD'15	YTD'16
DE After Taxes and Related Payables	**$142,552**	**$161,347**	**$148,531**	**$485,919**	**$412,360**
Add Back: Taxes & Related Payables Attributable to Common & Equivalents	27	4	3	87	9
DE Before Certain Payables[1]	142,579	161,351	148,534	486,006	412,369
Percent to Common & Equivalents	47%	47%	47%	47%	47%
DE Before Other Payables Attributable to Common & Equivalents	68,953	75,770	69,821	224,250	193,841
Less: Taxes & Related Payables Attributable to Common & Equivalents	(27)	(4)	(3)	(87)	(9)
DE Attributable to Common & Equivalents	**$68,926**	**$75,766**	**$69,818**	**$224,163**	**$193,832**
Per Share of Common & Equivalent[2]	***$0.36***	***$0.40***	***$0.36***	***$1.19***	***$1.01***
Retained Capital per Share of Common & Equivalent[2][3]	*(0.01)*	*(0.03)*	*(0.01)*	*(0.09)*	*(0.04)*
Net Distribution per Share of Common & Equivalent[2]	***$0.35***	***$0.37***	***$0.35***	***$1.10***	***$0.97***
Payout Ratio	*97%*	*93%*	*97%*	*92%*	*96%*

(1) DE Before Certain Payables represents Distributable Earnings before the deduction for estimated current corporate taxes and the amounts payable under Apollo's tax receivable agreement.
(2) Per share calculations are based on end of period total Class A shares outstanding and RSUs that participate in distributions (see page 25 for the share reconciliation), (collectively referred to as "common & equivalents").
(3) Retained capital is withheld pro-rata from common and equivalent holders and Apollo Operating Group ("AOG") unitholders.

12

Unconsolidated Balance Sheet Highlights Summary Balance Sheet ($ in millions) 3Q'16 Athene/AAA $630 GP Investments / Other Investments(2) 840 Total Investments $1,470 ($ in millions) 3Q'16 Cash $927 Investments(1) 1,470 Carried Interest Receivable 993 Profit Sharing Payable (466) Total Net Value $2,924 Debt ($1,356) Unfunded Future Commitments $548 ($ in millions, except per share amounts and where noted) Through 3Q'16 Open Market Share Repurchases 1.0 Reduction of Shares Issued to Employees(3) 2.4 Total Shares Purchased 3.4 Total Capital Used for Share Purchases(4) $48 Share Repurchase Plan Authorization(5) $250 Average Price Paid Per Share(6) $14.35 Investments Detail Share Repurchase Activitythrough 3Q'16 (1) Investments are presented on an unconsolidated basis. Investments presented in the condensed consolidated statement of financial condition of $1.391 billion include eliminations related to investments in consolidated funds and VIEs. (2) Represents Apollo’s general partner investments in the funds it manages (excluding AAA) and other balance sheet investments. (3) Represents a reduction in Class A shares to be issued to employees to satisfy associated tax obligations in connection with the settlement of equity-based awards granted under the Company’s 2007 Omnibus Equity Incentive Plan (the “Plan”). (4) With respect to the reduction of 2.4 million Class A shares to be issued to employees under the Plan, amounts represent the cash used by the Company to satisfy the applicable withholding obligations in respect of certain equity-based awards granted under the Plan. (5) In February 2016, the Company announced a plan to repurchase up to $250 million in the aggregate of its Class A shares, which includes up to $150 million through a share repurchase program and up to $100 million through a reduction of Class A shares to be issued to employees to satisfy associated tax obligations in connection with the settlement of equity-based awards granted under the Plan. (6) Average price paid per share reflects total capital used for share repurchases to date divided by the number of shares purchased. ▪ At September 30, 2016, Apollo had $927 million in cash, $1.5 billion of investments, and $527 million of net carried interest receivable for a total net value of $2.9 billion, or $7.18 DE per share outstanding ▪ Long-term debt of $1.4 billion (with maturities in 2021, 2024 and 2026) and an undrawn $500 million revolving credit facility (expiring in 2021) ▪ Unfunded future general partner commitments totaled $548 million at September 30, 2016, of which $190 million related to Fund VIII ▪ Aggregate share repurchases under previously announced plan totaled $48 million through September 30, 2016, with $202 million remaining authorized under the plan 13

Carried Interest Receivable & Income (Loss) Detail

APOLLO

($ in thousands)	As of September 30, 2016		For the Three Months Ended September 30, 2016			For the Nine Months Ended September 30, 2016		
	Carried Interest Receivable on an Unconsolidated Basis		Unrealized Carried Interest Income (Loss)	Realized Carried Interest Income	Total Carried Interest Income (Loss) from Related Parties	Unrealized Carried Interest Income (Loss)	Realized Carried Interest Income	Total Carried Interest Income (Loss) from Related Parties
Private Equity Funds								
Fund VIII	$263,167	(1)	$126,586	$—	$126,586	$263,167	$—	$263,167
Fund VII	20,480	(1)	(51,144)	9,844	(41,300)	(58,097)	9,844	(48,253)
Fund VI	—	(1)(3)	(19,109)	—	(19,109)	(108,551)	—	(108,551)
Fund IV and V	4,416	(3)	(1,881)	—	(1,881)	(2,992)	266	(2,726)
ANRP I and II	21,014	(3)	15,596	—	15,596	21,068	—	21,068
AAA / Other[2]	268,314	(3)	4,971	—	4,971	21,934	—	21,934
Total Private Equity Funds	**$577,391**		**$75,019**	**$9,844**	**$84,863**	**$136,529**	**$10,110**	**$146,639**
Total Private Equity Funds, net of profit share	**390,854**		**55,785**	**2,578**	**58,363**	**107,126**	**2,712**	**109,838**
Credit Funds								
Drawdown	$262,165	(3)	$50,177	$9,367	$59,544	$92,361	$52,792	$145,153
Liquid / Performing	92,940		33,215	8,826	42,041	43,164	35,390	78,554
Permanent Capital Vehicles	36,780		8,110	2,307	10,417	15,195	17,516	32,711
Total Credit Funds	**$391,885**		**$91,502**	**$20,500**	**$112,002**	**$150,720**	**$105,698**	**$256,418**
Total Credit Funds, net of profit share	**126,011**		**54,693**	**11,512**	**66,205**	**89,094**	**42,934**	**132,028**
Real Estate Funds								
CPI Funds	$753		($1,108)	$1,052	($56)	($633)	$1,052	$419
U.S. RE Fund I and II	16,011		(1,234)	4,447	3,213	(2,984)	8,028	5,044
Other	7,034		3,305	—	3,305	(534)	2,858	2,324
Total Real Estate Funds	**$23,798**		**$963**	**$5,499**	**$6,462**	**($4,151)**	**$11,938**	**$7,787**
Total Real Estate Funds, net of profit share	**10,154**		**531**	**1,437**	**1,968**	**(2,751)**	**3,698**	**947**
Total	**$993,074**		**$167,484**	**$35,843**	**$203,327**	**$283,098**	**$127,746**	**$410,844**
Total, net of profit share	**$527,019**	(4)	**$111,009**	**$15,527**	**$126,536**	**$193,469**	**$49,344**	**$242,813**

(1) As of September 30, 2016, the remaining investments and escrow cash of Fund VIII, Fund VII and Fund VI were valued at 115%, 99% and 77% of the fund's unreturned capital, respectively, which were below the required escrow ratio of 115%. As a result, these funds are required to place in escrow current and future carried interest income distributions to the general partner until the specified return ratio of 115% is met (at the time of a future distribution) or upon liquidation. As of September 30, 2016, Fund VI had $167.6 million of gross carried interest income, or $110.7 million net of profit sharing, in escrow. As of September 30, 2016, Fund VII had $11.3 million of gross carried interest income, or $6.3 million net of profit sharing, in escrow. As of September 30, 2016, Fund VIII had $0.3 million of gross carried interest income, or $0.2 million net of profit sharing, in escrow. With respect to Fund VIII, Fund VII and Fund VI, realized carried interest income currently distributed to the general partner is limited to potential tax distributions per the fund's partnership agreement.

(2) AAA includes $210.9 million of carried interest receivable, or $139.1 million net of profit sharing, from AAA Investments, L.P. which will be paid in common shares of Athene Holding (valued at the then fair market value) if there is a distribution in kind of shares of Athene Holding (unless such payment in shares would violate Section 16(b) of the U.S. Securities Exchange Act of 1934, as amended), or paid in cash if AAA sells the shares of Athene Holding. In addition, Other includes certain SIAs.

(3) As of September 30, 2016, Fund V, Fund VI, APC, ANRP, ACLF, and certain SIAs within the credit segment had $12.0 million, $56.0 million, $2.1 million, $3.4 million, $24.7 million, and $36.7 million, respectively, in general partner obligations to return previously distributed carried interest income. The fair value gain on investments and income at the fund level needed to reverse the general partner obligations in Fund V, Fund VI, APC, ANRP, ACLF, and certain SIAs within the credit segment was $79.8 million, $417.4 million, $10.8 million, $67.6 million, $62.1 million, and $244.3 million, respectively, as of September 30, 2016.

(4) There was a corresponding profit sharing payable of $466.1 million as of September 30, 2016, including profit sharing payable related to amounts in escrow and contingent consideration obligations of $81.2 million.

14

Permanent Capital Vehicles

APOLLO

- As of September 30, 2016, Apollo had $87.0 billion of AUM across six Permanent Capital Vehicles[(1)]
- Apollo generated $455.7 million of Management Business revenues from Permanent Capital Vehicles during the last twelve months, representing 42% of total Management Business revenues during the last twelve months
- The compound annualized growth rate ("CAGR") of permanent capital AUM since 2010 is 55%. Apollo will continue to seek to grow its base of permanent capital opportunistically

Permanent Capital AUM



($ in billions)
$7
10%
$25
22%
$72
45%
$87
46%
2010
2012
2014
3Q'16
Permanent Capital AUM
% of Total AUM

Supplemental Information

($ in millions, except where noted)

	3Q'16
Athene[(2)]	*$71,813*
MidCap	*6,665*
Apollo Investment Corp (AINV)[(3)]	*4,315*
Apollo Commercial Real Estate Finance (ARI)	*3,434*
Apollo Senior Floating Rate Fund (AFT)	*431*
Apollo Tactical Income Fund (AIF)	*385*
Total Permanent Capital AUM	**$87,043**

	LTM
***Management Business Revenues from Permanent Capital Vehicles** ($ in thousands)*	*$455,747*
% of Total Management Business Revenue	*42%*

(1) The investment management arrangements of the Permanent Capital Vehicles that Apollo manages vary in duration and may be terminated under certain circumstances. Refer to page 35 of this presentation for a definition of Permanent Capital Vehicles and additional information regarding the circumstances under which the investment management arrangements of the Permanent Capital Vehicles may be terminated.

(2) See page 16 for additional information regarding assets for which Apollo manages or provides investment advisory services through accounts owned by or related to Athene as of September 30, 2016.

(3) Amounts are as of June 30, 2016. Refer to www.apolloic.com for the most recent financial information on AINV. The information contained on AINV's website is not part of this presentation. Includes $1.4 billion of AUM related to a non-traded business development company.

15

Athene AUM Sub-Advised AUM by Asset Category A Athene 2010 2012 2014 3Q'16 Period Ending $2 $16 $60 $72 ($ in billions) 3Q'16 Private Equity $0.9 Credit $10.4 Liquid / Performing 9.3 Drawdown 1.1 Real Estate $4.0 RE Debt 3.6 RE Equity 0.4 Total $15.3 Note: As of September 30, 2016, the Apollo subsidiaries providing investment management or advisory services to Athene included Athene Asset Management, L.P. ($66.5 billion) and Apollo Asset Management Europe, LLP ($5.3 billion). ▪ Through its subsidiaries, Apollo managed or advised $71.8 billion of AUM in accounts owned by or related to Athene as of September 30, 2016 ▪ Of the total AUM, $15.3 billion, or 21%, was either sub-advised by Apollo or invested in funds and investment vehicles managed by Apollo ▪ During the quarter, $742 million of Athene AUM moved from non-sub-advised to sub-advised by Apollo, bringing the total amount of new sub-advised AUM over the last twelve months ended September 30, 2016 to $1.9 billion ▪ Apollo will continue to seek attractive investment opportunities that are consistent with Athene’s investment objectives ($ in billions) 16

Appendix

Summary of Combined Economic Income (Loss)

APOLLO

($ in thousands, except per share data and where noted)	3Q'15	4Q'15	1Q'16	2Q'16	3Q'16	YTD'15	YTD'16
Management fees from related parties	$226,758	$233,149	$230,933	$241,633	$258,485	$678,744	$731,051
Advisory and transaction fees from related parties, net	9,276	(20,083)	7,999	64,899	30,251	34,269	103,149
Carried interest income from related parties	9,285	9,751	8,917	6,292	2,307	30,874	17,516
Total Management Business Revenues	**245,319**	**222,817**	**247,849**	**312,824**	**291,043**	**743,887**	**851,716**
Salary, bonus and benefits	94,110	84,577	92,370	94,522	86,804	271,345	273,696
Equity-based compensation	14,938	16,772	16,720	15,722	16,154	45,412	48,596
General, administrative and other	21,731	36,401	23,417	26,961	28,262	66,111	78,640
Professional fees	17,294	16,233	16,485	22,286	11,499	52,122	50,270
Occupancy	10,196	10,050	9,878	9,755	9,757	30,413	29,390
Placement fees	2,585	3,763	1,701	1,789	1,053	5,176	4,543
Depreciation and amortization	2,606	2,569	2,581	2,516	2,435	7,907	7,532
Total Non-Compensation Expenses	54,412	69,016	54,062	63,307	53,006	161,729	170,375
Total Management Business Expenses	**163,460**	**170,365**	**163,152**	**173,551**	**155,964**	**478,486**	**492,667**
Other Income (Loss)	118	1,043	(228)	302	(4,240)	6,651	(4,166)
Non-Controlling Interest	(2,697)	(2,918)	(2,385)	(2,175)	(510)	(8,766)	(5,070)
Management Business Economic Income	**$79,280**	**$50,577**	**$82,084**	**$137,400**	**$130,329**	**$263,286**	**$349,813**
Per Share	*$0.20*	*$0.13*	*$0.20*	*$0.34*	*$0.32*	*$0.65*	*$0.87*
Carried interest income (loss) from related parties:							
Unrealized gains (losses)	(179,086)	(58,620)	(170,891)	286,505	167,484	(328,921)	283,098
Realized gains	115,230	26,445	41,006	35,688	33,536	417,761	110,230
Total Carried Interest Income (Loss) from Related Parties	**(63,856)**	**(32,175)**	**(129,885)**	**322,193**	**201,020**	**88,840**	**393,328**
Profit sharing expense:							
Unrealized profit sharing expense	(79,858)	(18,131)	(67,682)	100,836	56,475	(118,522)	89,629
Realized profit sharing expense	67,865	12,451	34,189	23,897	20,316	210,233	78,402
Total Profit Sharing Expense	**(11,993)**	**(5,680)**	**(33,493)**	**124,733**	**76,791**	**91,711**	**168,031**
Net interest expense	(6,187)	(6,830)	(6,891)	(8,886)	(11,528)	(19,703)	(27,305)
Other income (loss), net	(305)	907	(333)	(44)	(663)	(424)	(1,040)
Net gains (losses) from investment activities	81,244	14,841	(56,499)	88,498	17,362	106,291	49,361
Income (loss) from equity method investments	3,025	(2,139)	(3,859)	44,706	22,919	18,217	63,766
Other Income (Loss)	**77,777**	**6,779**	**(67,582)**	**124,274**	**28,090**	**104,381**	**84,782**
Incentive Business Economic Income (Loss)	**$25,914**	**($19,716)**	**($163,974)**	**$321,734**	**$152,319**	**$101,510**	**$310,079**
Per Share	*$0.06*	*($0.05)*	*($0.41)*	*$0.80*	*$0.38*	*$0.25*	*$0.77*
Economic Income (Loss)	**$105,194**	**$30,861**	**($81,890)**	**$459,134**	**$282,648**	**$364,796**	**$659,892**
Income tax (provision) benefit	(1,156)	2,027	8,926	(64,283)	(51,896)	(12,545)	(107,253)
Economic Net Income (Loss)	**$104,038**	**$32,888**	**($72,964)**	**$394,851**	**$230,752**	**$352,251**	**$552,639**
Per Share	***$0.26***	***$0.08***	***($0.18)***	***$0.98***	***$0.58***	***$0.87***	***$1.38***
AUM *($ in millions)*	161,819	170,123	172,513	186,266	188,636	161,819	188,636
Fee-Generating AUM *($ in millions)*	131,068	138,097	141,073	145,428	148,669	131,068	148,669

18

Private Equity

APOLLO

($ in thousands, except per share data and where noted)	3Q'15	4Q'15	1Q'16	2Q'16	3Q'16	YTD'15	YTD'16
Management fees from related parties	$71,876	$75,094	$74,918	$76,518	$91,545	$220,742	$242,981
Advisory and transaction fees from related parties, net	4,736	(24,975)	2,713	58,301	26,601	17,490	87,615
Total Management Business Revenues	**76,612**	**50,119**	**77,631**	**134,819**	**118,146**	**238,232**	**330,596**
Salary, bonus and benefits	32,957	29,861	32,074	31,564	32,532	93,792	96,170
Equity-based compensation	6,974	7,857	7,385	6,765	6,645	23,467	20,795
Other expenses	17,326	31,136	16,725	21,636	18,448	48,973	56,809
Total Management Business Expenses	**57,257**	**68,854**	**56,184**	**59,965**	**57,625**	**166,232**	**173,774**
Other income (loss)	(43)	245	(124)	341	103	1,743	320
Management Business Economic Income (Loss)[1]	**$19,312**	**($18,490)**	**$21,323**	**$75,195**	**$60,624**	**$73,743**	**$157,142**
Per Share	*$0.05*	*($0.05)*	*$0.05*	*$0.19*	*$0.15*	*$0.18*	*$0.39*
Carried interest income (loss) from related parties:							
Unrealized gains (losses)	(167,364)	(49,014)	(146,335)	207,845	75,019	(265,147)	136,529
Realized gains	102,138	3,647	—	266	9,844	336,175	10,110
Total Carried Interest Income (Loss) from Related Parties	**(65,226)**	**(45,367)**	**(146,335)**	**208,111**	**84,863**	**71,028**	**146,639**
Profit sharing expense:							
Unrealized profit sharing expense	(86,536)	(19,166)	(57,374)	67,543	19,234	(110,092)	29,403
Realized profit sharing expense	60,492	4,942	—	132	7,266	170,888	7,398
Total Profit Sharing Expense	**(26,044)**	**(14,224)**	**(57,374)**	**67,675**	**26,500**	**60,796**	**36,801**
Net interest expense	(2,425)	(2,439)	(2,428)	(3,252)	(4,188)	(7,439)	(9,868)
Other income, net	—	—	—	—	—	1,160	—
Net gains (losses) from investment activities	5,904	1,029	(4,106)	6,457	1,191	5,904	3,542
Income (loss) from equity method investments	3,827	537	(5,483)	31,410	14,384	18,588	40,311
Other Income (Loss)	**7,306**	**(873)**	**(12,017)**	**34,615**	**11,387**	**18,213**	**33,985**
Incentive Business Economic Income (Loss)	**($31,876)**	**($32,016)**	**($100,978)**	**$175,051**	**$69,750**	**$28,445**	**$143,823**
Per Share	*($0.08)*	*($0.08)*	*($0.25)*	*$0.44*	*$0.17*	*$0.07*	*$0.36*
Economic Income (Loss)	**($12,564)**	**($50,506)**	**($79,655)**	**$250,246**	**$130,374**	**$102,188**	**$300,965**
AUM *($ in millions)*	38,256	37,502	37,702	41,181	42,181	38,256	42,181
Fee-Generating AUM *($ in millions)*	29,300	29,258	29,325	29,530	30,630	29,300	30,630

(1) 4Q'15 excludes impact of reserve of $45 million accrued in connection with an SEC regulatory matter previously disclosed in our 2015 Annual Report on Form 10-K principally concerning the acceleration of fees from fund portfolio companies.

19

Credit

APOLLO

($ in thousands, except per share data and where noted)	3Q'15	4Q'15	1Q'16	2Q'16	3Q'16	YTD'15	YTD'16
Management fees from related parties	$141,706	$143,451	$142,511	$151,252	$151,386	$421,790	$445,149
Advisory and transaction fees from related parties, net	4,141	3,333	4,410	3,036	2,612	13,913	10,058
Carried interest income from related parties	9,285	9,751	8,917	6,292	2,307	30,874	17,516
Total Management Business Revenues	**155,132**	**156,535**	**155,838**	**160,580**	**156,305**	**466,577**	**472,723**
Salary, bonus and benefits	52,647	46,475	51,612	54,709	45,143	153,557	151,464
Equity-based compensation	6,896	7,889	8,560	8,300	8,834	18,794	25,694
Other expenses	31,333	32,253	31,193	36,229	29,884	95,514	97,306
Total Management Business Expenses	**90,876**	**86,617**	**91,365**	**99,238**	**83,861**	**267,865**	**274,464**
Other income (loss)	157	744	(75)	(83)	(4,314)	3,507	(4,472)
Non-Controlling Interest	(2,697)	(2,918)	(2,385)	(2,175)	(510)	(8,766)	(5,070)
Management Business Economic Income[1]	**$61,716**	**$67,744**	**$62,013**	**$59,084**	**$67,620**	**$193,453**	**$188,717**
Per Share	*$0.15*	*$0.17*	*$0.15*	*$0.15*	*$0.17*	*$0.48*	*$0.47*
Carried interest income (loss) from related parties:							
Unrealized gains (losses)	(15,056)	(12,786)	(21,179)	80,397	91,502	(67,748)	150,720
Realized gains	13,046	20,653	36,235	33,754	18,193	77,874	88,182
Total Carried Interest Income (Loss) from Related Parties	**(2,010)**	**7,867**	**15,056**	**114,151**	**109,695**	**10,126**	**238,902**
Profit sharing expense:							
Unrealized profit sharing expense	5,384	(464)	(9,137)	33,954	36,809	(9,899)	61,626
Realized profit sharing expense	7,355	7,995	30,561	23,215	8,988	36,752	62,764
Total Profit Sharing Expense	**12,739**	**7,531**	**21,424**	**57,169**	**45,797**	**26,853**	**124,390**
Net interest expense	(3,003)	(3,633)	(3,655)	(4,715)	(6,172)	(10,107)	(14,542)
Other income (loss), net	(305)	907	(333)	(44)	(663)	(1,584)	(1,040)
Net gains (losses) from investment activities	75,340	13,812	(52,393)	82,041	16,171	100,387	45,819
Income (loss) from equity method investments	(1,949)	(3,371)	848	12,940	8,036	(2,654)	21,824
Other Income (Loss)	**70,083**	**7,715**	**(55,533)**	**90,222**	**17,372**	**86,042**	**52,061**
Incentive Business Economic Income (Loss)	**$55,334**	**$8,051**	**($61,901)**	**$147,204**	**$81,270**	**$69,315**	**$166,573**
Per Share	*$0.14*	*$0.02*	*($0.15)*	*$0.37*	*$0.20*	*$0.17*	*$0.41*
Economic Income	**$117,050**	**$75,795**	**$112**	**$206,288**	**$148,890**	**$262,768**	**$355,290**
AUM *($ in millions)*	112,781	121,361	123,854	133,884	135,396	112,781	135,396
Fee-Generating AUM *($ in millions)*	94,666	101,522	104,904	108,774	110,123	94,666	110,123

(1) 3Q'16 and YTD'16 include a $7.7 million reversal of previously accrued carried interest income.

20

Real Estate

APOLLO

($ in thousands, except where noted)	3Q'15	4Q'15	1Q'16	2Q'16	3Q'16	YTD'15	YTD'16
Management fees from related parties	$13,176	$14,604	$13,504	$13,863	$15,554	$36,212	$42,921
Advisory and transaction fees from related parties, net	399	1,559	876	3,562	1,038	2,866	5,476
Total Management Business Revenues	**13,575**	**16,163**	**14,380**	**17,425**	**16,592**	**39,078**	**48,397**
Salary, bonus and benefits	8,506	8,241	8,684	8,249	9,129	23,996	26,062
Equity-based compensation	1,068	1,026	775	657	675	3,151	2,107
Other expenses	5,753	5,627	6,144	5,442	4,674	17,242	16,260
Total Management Business Expenses	**15,327**	**14,894**	**15,603**	**14,348**	**14,478**	**44,389**	**44,429**
Other income (loss)	4	54	(29)	44	(29)	1,401	(14)
Management Business Economic Income (Loss)	**($1,748)**	**$1,323**	**($1,252)**	**$3,121**	**$2,085**	**($3,910)**	**$3,954**
Carried interest income (loss) from related parties:							
Unrealized gains (losses)	3,334	3,180	(3,377)	(1,737)	963	3,974	(4,151)
Realized gains	46	2,145	4,771	1,668	5,499	3,712	11,938
Total Carried Interest Income (Loss) from Related Parties	**3,380**	**5,325**	**1,394**	**(69)**	**6,462**	**7,686**	**7,787**
Profit sharing expense:							
Unrealized profit sharing expense	1,294	1,499	(1,171)	(661)	432	1,469	(1,400)
Realized profit sharing expense	18	(486)	3,628	550	4,062	2,593	8,240
Total Profit Sharing Expense	**1,312**	**1,013**	**2,457**	**(111)**	**4,494**	**4,062**	**6,840**
Net interest expense	(759)	(758)	(808)	(919)	(1,168)	(2,157)	(2,895)
Income from equity method investments	1,147	695	776	356	499	2,283	1,631
Other Income (Loss)	**388**	**(63)**	**(32)**	**(563)**	**(669)**	**126**	**(1,264)**
Incentive Business Economic Income (Loss)	**$2,456**	**$4,249**	**($1,095)**	**($521)**	**$1,299**	**$3,750**	**($317)**
Economic Income (Loss)	**$708**	**$5,572**	**($2,347)**	**$2,600**	**$3,384**	**($160)**	**$3,637**
AUM *($ in millions)*	10,782	11,260	10,957	11,201	11,059	10,782	11,059
Fee-Generating AUM *($ in millions)*	7,102	7,317	6,844	7,124	7,916	7,102	7,916

21

Reconciliation of Non-GAAP Measures to GAAP

APOLLO

($ in thousands)	3Q'15	4Q'15	1Q'16	2Q'16	3Q'16	YTD'15	YTD'16
Distributable Earnings	**$144,579**	**$130,612**	**$104,755**	**$164,315**	**$152,636**	**$492,209**	**$421,706**
Net unrealized carried interest income (loss)	(99,228)	(40,489)	(103,209)	185,669	111,009	(210,399)	193,469
Unrealized investment and other income (loss)	76,545	5,237	(64,977)	126,545	36,750	101,936	98,318
Add back: Non-cash revenues	842	842	842	843	842	34,369	2,527
Less: Equity-based compensation	(14,938)	(16,772)	(16,720)	(15,722)	(16,154)	(45,412)	(48,596)
Less: Depreciation, amortization and other	(2,606)	(48,569)	(2,581)	(2,516)	(2,435)	(7,907)	(7,532)
Economic Income (Loss)	**$105,194**	**$30,861**	**($81,890)**	**$459,134**	**$282,648**	**$364,796**	**$659,892**
Income tax (provision) benefit on economic income	(1,156)	2,027	8,926	(64,283)	(51,896)	(12,545)	(107,253)
Economic Net Income (Loss)	**$104,038**	**$32,888**	**($72,964)**	**$394,851**	**$230,752**	**$352,251**	**$552,639**
Income tax provision (benefit) on economic income	1,156	(2,027)	(8,926)	64,283	51,896	12,545	107,253
Net income (loss) attributable to Non-Controlling Interests in consolidated entities and Appropriated Partners' Capital	161	10,146	2,035	2,078	(222)	11,218	3,891
Transaction related charges and equity-based compensation(1)	(2,205)	(11,107)	147	(7,421)	(18,041)	(28,686)	(25,315)
Income (Loss) Before Income Tax (Provision) Benefit	**$103,150**	**$29,900**	**($79,708)**	**$453,791**	**$264,385**	**$347,328**	**$638,468**
Income tax (provision) benefit	(6,591)	(5,536)	5,147	(37,988)	(29,667)	(21,197)	(62,508)
Net (income) loss attributable to Non-Controlling Interests in the Apollo Operating Group	(55,347)	(8,127)	43,768	(239,633)	(140,321)	(186,507)	(336,186)
Net (income) loss attributable to Non-Controlling Interests in consolidated entities and Appropriated Partners' Capital	(161)	(10,146)	(2,035)	(2,078)	222	(11,218)	(3,891)
Net Income (Loss) Attributable to Apollo Global Management, LLC	**$41,051**	**$6,091**	**($32,828)**	**$174,092**	**$94,619**	**$128,406**	**$235,883**

(1) Transaction-related charges include equity-based compensation charges, the amortization of intangible assets, contingent consideration and certain other charges associated with acquisitions. Equity-based compensation adjustment represents non-cash revenues and expenses related to equity awards granted by unconsolidated related parties to employees of Apollo.

22

Reconciliation of Non-GAAP Per Share Measures to GAAP Net Income Per Class A Share

APOLLO

Amounts in thousands except share and per share data	3Q'15	4Q'15	1Q'16	2Q'16	3Q'16	YTD'15	YTD'16
DE per Share of Common & Equivalent	**$0.36**	**$0.31**	**$0.25**	**$0.40**	**$0.36**	**$1.19**	**$1.01**
Distributable Earnings Shares Outstanding[2]	407,658,456	409,775,021	407,447,658	407,343,429	407,212,090	407,658,456	407,212,090
DE After Taxes and Related Payables	**$142,552**	**$127,187**	**$102,482**	**$161,347**	**$148,531**	**$485,919**	**$412,360**
Taxes and Related Payables	2,027	3,425	2,273	2,968	4,105	6,290	9,346
Distributable Earnings	**$144,579**	**$130,612**	**$104,755**	**$164,315**	**$152,636**	**$492,209**	**$421,706**
Distributable Earnings to Economic Income (Loss) Differences [1]	(39,385)	(99,751)	(186,645)	294,819	130,012	(127,413)	238,186
Economic Income (Loss)	**$105,194**	**$30,861**	**($81,890)**	**$459,134**	**$282,648**	**$364,796**	**$659,892**
Income tax (provision) benefit on economic income	(1,156)	2,027	8,926	(64,283)	(51,896)	(12,545)	(107,253)
Economic Net Income (Loss)	**$104,038**	**$32,888**	**($72,964)**	**$394,851**	**$230,752**	**$352,251**	**$552,639**
Non-GAAP Weighted Average Diluted Shares Outstanding[2]	402,902,853	401,988,092	402,077,109	401,185,464	401,248,755	403,238,397	401,502,845
Economic Income (Loss) per share	**$0.26**	**$0.08**	**($0.21)**	**$1.14**	**$0.70**	**$0.90**	**$1.64**
Economic Net Income (Loss) per share	**$0.26**	**$0.08**	**($0.18)**	**$0.98**	**$0.58**	**$0.87**	**$1.38**
Income tax provision (benefit) on economic income	1,156	(2,027)	(8,926)	64,283	51,896	12,545	107,253
Net income (loss) attributable to Non-Controlling Interests in consolidated entities and Appropriated Partners' Capital	161	10,146	2,035	2,078	(222)	11,218	3,891
Transaction-related charges and equity-based compensation	(2,205)	(11,107)	147	(7,421)	(18,041)	(28,686)	(25,315)
Income (Loss) Before Income Tax (Provision) Benefit	**$103,150**	**$29,900**	**($79,708)**	**$453,791**	**$264,385**	**$347,328**	**$638,468**
Income tax provision (benefit)	(6,591)	(5,536)	5,147	(37,988)	(29,667)	(21,197)	(62,508)
Net (income) loss attributable to Non-Controlling Interests in the Apollo Operating Group	(55,347)	(8,127)	43,768	(239,633)	(140,321)	(186,507)	(336,186)
Net (income) loss attributable to Non-Controlling Interests in consolidated entities and Appropriated Partners' Capital	(161)	(10,146)	(2,035)	(2,078)	222	(11,218)	(3,891)
Net Income (Loss) Attributable to Apollo Global Management, LLC	**$41,051**	**$6,091**	**($32,828)**	**$174,092**	**$94,619**	**$128,406**	**$235,883**
Distributions declared on Class A shares	(74,812)	(63,377)	(51,432)	(46,014)	(68,356)	(276,021)	(165,802)
Distribution on participating securities	(5,113)	(3,146)	(2,123)	(1,766)	(2,404)	(25,348)	(6,293)
Earnings allocable to participating securities	—	—	—	(4,959)	(849)	—	(2,637)
Undistributed loss attributable to Class A shareholders: Basic	($38,874)	($60,432)	($86,383)	$121,353	$23,010	($172,963)	$61,151
GAAP weighted average number of Class A shares outstanding: Basic	176,169,986	180,370,747	182,665,330	183,695,920	184,438,515	170,879,302	183,602,982
GAAP Net Income (Loss) per Class A Share under the Two-Class Method: Basic	**$0.20**	**$0.02**	**($0.19)**	**$0.91**	**$0.50**	**$0.60**	**$1.24**
Distributed Income	$0.42	$0.35	$0.28	$0.25	$0.37	$1.61	$0.90
Undistributed Income (Loss)	($0.22)	($0.33)	($0.47)	$0.66	$0.13	($1.01)	$0.34

(1) See page 22 for reconciliation of Distributable Earnings and Economic Income (Loss).
(2) See page 25 for reconciliation of GAAP Class A shares outstanding to non-GAAP shares outstanding.

23

Reconciliation of Non-GAAP Measures to GAAP

APOLLO

($ in thousands)	3Q'15	2Q'16	3Q'16	YTD'15	YTD'16
Total Management Business Revenues	$245,319	$312,824	$291,043	$743,887	$851,716
Total Incentive Business Revenues	(63,856)	322,193	201,020	88,840	393,328
Total Revenues	**181,463**	**635,017**	**492,063**	**832,727**	**1,245,044**
Equity awards granted by unconsolidated related parties and reimbursable expenses	14,272	28,092	18,217	22,559	51,275
Adjustments related to consolidated funds and VIEs	(945)	(1,211)	(937)	(2,768)	(2,800)
Other	(1,522)	(1,451)	(5,612)	(4,499)	(8,515)
Total Revenues (GAAP)	**$193,268**	**$660,447**	**$503,731**	**$848,019**	**$1,285,004**
Total Management Business Expenses	$163,460	$173,551	$155,964	$478,486	$492,667
Total Incentive Business Expenses	(11,993)	124,733	76,791	91,711	168,031
Total Expenses	**151,467**	**298,284**	**232,755**	**570,197**	**660,698**
Equity awards granted by unconsolidated related parties and reimbursable expenses	14,544	28,209	19,688	23,481	52,980
Transaction-related compensation charges	(6,686)	4,896	14,276	2,156	16,799
Reclassification of interest expense[(1)]	7,529	9,800	12,832	22,454	30,505
Amortization of transaction-related intangibles	8,570	2,346	2,212	25,440	6,608
Other	(513)	(137)	494	(282)	(36)
Total Expenses (GAAP)	**$174,911**	**$343,398**	**$282,257**	**$643,446**	**$767,554**
Total Management Business Other Income (Loss)	($2,579)	($1,873)	($4,750)	($2,115)	($9,236)
Total Incentive Business Other Income (Loss)	77,777	124,274	28,090	104,381	84,782
Total Other Income	**75,198**	**122,401**	**23,340**	**102,266**	**75,546**
Reclassification of interest expense[(1)]	7,529	9,800	12,832	22,454	30,505
Adjustments related to consolidated funds and VIEs	8	904	533	6,383	2,077
Other	2,058	3,637	6,206	11,652	12,890
Total Other Income, net (GAAP)	**$84,793**	**$136,742**	**$42,911**	**$142,755**	**$121,018**

(1) For EI presentation purposes, interest income is presented net of interest expense as a component of other income.

24

3Q'15 4Q'15 1Q'16 2Q'16 3Q'16 YTD'15 YTD'16 Weighted average number of Class A shares outstanding: Basic 176,169,986 180,370,747 182,665,330 183,695,920 184,438,515 170,879,302 183,602,982 Non-GAAP Adjustments: Restricted shares 101,717 104,244 99,134 90,130 67,101 86,516 85,388 AOG Units 218,272,537 216,181,813 216,169,856 216,065,719 215,869,166 220,719,479 216,034,309 RSUs 8,358,613 5,331,288 3,142,789 1,333,695 873,973 11,553,100 1,780,166 Non-GAAP Weighted Average Diluted Shares Outstanding 402,902,853 401,988,092 402,077,109 401,185,464 401,248,755 403,238,397 401,502,845 3Q'15 4Q'15 1Q'16 2Q'16 3Q'16 Total GAAP Class A Shares Outstanding 179,008,102 181,078,937 183,401,191 184,104,686 184,743,799 Non-GAAP Adjustments: AOG Units 216,197,356 216,169,856 216,169,856 216,000,633 215,795,633 Vested RSUs 7,640,612 6,294,053 1,809,730 1,327,326 997,519 Non-GAAP Diluted Shares Outstanding 402,846,070 403,542,846 401,380,777 401,432,645 401,536,951 Unvested RSUs Eligible for Distribution Equivalents 4,812,386 6,232,175 6,066,881 5,910,784 5,675,139 Distributable Earnings Shares Outstanding 407,658,456 409,775,021 407,447,658 407,343,429 407,212,090 Share Reconciliation 25

Unaudited Supplemental Presentation of Statement of Financial Condition

APOLLO

($ in thousands, except per share data)	As of September 30, 2016			
	Apollo Global Management, LLC and Consolidated Subsidiaries[1]	Consolidated Funds and VIEs	Eliminations	Consolidated
Assets:				
Cash and cash equivalents	$926,932	$—	$—	$926,932
Cash and cash equivalents held at consolidated funds	—	6,014	—	6,014
Restricted cash	4,776	—	—	4,776
Investments	1,470,080	14,622	(93,704)	1,390,998
Assets of consolidated variable interest entities	—	1,050,058	(302)	1,049,756
Carried interest receivable	993,074	—	(1,259)	991,815
Due from related parties	298,455	—	(736)	297,719
Deferred tax assets	596,228	—	—	596,228
Other assets	105,912	6,653	(133)	112,432
Goodwill	88,852	—	—	88,852
Intangible assets, net	24,693	—	—	24,693
Total Assets	$4,509,002	$1,077,347	($96,134)	$5,490,215
Liabilities and Shareholders' Equity				
Liabilities:				
Accounts payable and accrued expenses	$116,277	$—	$—	$116,277
Accrued compensation and benefits	122,143	—	—	122,143
Deferred revenue	204,516	—	—	204,516
Due to related parties	661,515	—	—	661,515
Profit sharing payable	466,055	—	—	466,055
Debt	1,355,994	—	—	1,355,994
Liabilities of consolidated variable interest entities	—	939,813	(46,308)	893,505
Other liabilities	58,189	1,156	—	59,345
Total Liabilities	2,984,689	940,969	(46,308)	3,879,350
Shareholders' Equity:				
Apollo Global Management, LLC shareholders' equity:				
Additional paid in capital	1,876,342	—	—	1,876,342
Accumulated deficit	(1,147,801)	28,933	(28,930)	(1,147,798)
Accumulated other comprehensive income (loss)	(3,733)	(1,754)	37	(5,450)
Total Apollo Global Management, LLC shareholders' equity	724,808	27,179	(28,893)	723,094
Non-Controlling Interests in consolidated entities	6,234	109,199	(20,933)	94,500
Non-Controlling Interests in Apollo Operating Group	793,271	—	—	793,271
Total Shareholders' Equity	1,524,313	136,378	(49,826)	1,610,865
Total Liabilities and Shareholders' Equity	$4,509,002	$1,077,347	($96,134)	$5,490,215

(1) Represents amounts of the total combined segments.

26

Investment Records as of September 30, 2016

Drawdown

($ in millions)	Vintage Year[1]	Total AUM	Committed Capital	Total Invested Capital[1]	Realized Value[1]	Remaining Cost[1]	Unrealized Value[1]	Total Value[1]	As of September 30, 2016 Gross IRR[1]	Net IRR[1]
Private Equity:										
Fund VIII	2013	$19,933	$18,377	$9,481	$806	$8,792	$10,741	$11,547	27 %	13 %
Fund VII	2008	6,600	14,677	15,945	28,890	3,826	4,009	32,899	35	26
Fund VI	2006	3,292	10,136	12,457	17,961	3,545	2,661	20,622	12	9
Fund V	2001	365	3,742	5,192	12,681	154	107	12,788	61	44
Funds I, II, III, IV & MIA[3]	Various	37	7,320	8,753	17,400	—	23	17,423	39	26
Traditional Private Equity Funds[4]		*$30,227*	*$54,252*	*$51,828*	*$77,738*	*$16,317*	*$17,541*	*$95,279*	*39 %*	*25 %*
AION	2013	724	826	324	93	264	252	345	6 %	(8)%
ANRP I	2012	1,400	1,323	998	225	846	1,028	1,253	11	6
ANRP II	2016	3,422	3,354	518	87	462	606	693	NM[2]	NM[2]
Total Private Equity[9]		**$35,773**	**$59,755**	**$53,668**	**$78,143**	**$17,889**	**$19,427**	**$97,570**		
Credit:										
Credit Opportunity Funds										
COF III	2014	$3,130	$3,426	$3,889	$1,081	$2,571	$2,305	$3,386	(5)%	(6)%
COF I & II	2008	457	3,068	3,787	7,372	137	161	7,533	23	20
European Principal Finance Funds										
EPF II[5]	2012	4,137	3,438	3,465	1,375	2,089	3,221	4,596	20	11
EPF I[5]	2007	305	1,450	1,906	3,134	—	70	3,204	23	17
Structured Credit Funds										
FCI II	2013	2,517	1,555	1,884	490	1,625	2,039	2,529	19	15
FCI	2012	1,043	559	1,194	789	790	834	1,623	16	13
SCRF III[12]	2015	1,086	1,238	1,423	461	786	1,206	1,667	17	14
SCRF I & II[12]	Various	13	222	707	872	8	14	886	27	21
Other Drawdown Funds & SIAs[6]	Various	6,195	8,184	6,975	7,055	1,972	1,771	8,826	9	6
Total Credit[10]		**$18,883**	**$23,140**	**$25,230**	**$22,629**	**$9,978**	**$11,621**	**$34,250**		
Real Estate:										
U.S. RE Fund II[7]	2016	$649	$651	$402	$62	$378	$396	$458	NM[2]	NM[2]
U.S. RE Fund I[7]	2012	526	651	627	560	288	346	906	17 %	13 %
AGRE Debt Fund I[13]	2011	819	1,803	1,729	1,146	802	742	1,888	7	6
CPI Funds[8]	Various	677	4,996	2,527	2,567	359	114	2,681	15	12
Total Real Estate[11]		**$2,671**	**$8,101**	**$5,285**	**$4,335**	**$1,827**	**$1,598**	**$5,933**		

Note: The Drawdown funds included in the investment record table above have greater than $500 million of AUM and/or form part of a flagship series of funds. The SIAs included in the investment record table above have greater than $200 million of AUM and do not predominantly invest in other Apollo funds or SIAs. Footnotes to the above table appear on page 28.

27

Investment Records – Notes (1) Refer to the definitions of Vintage Year, Total Invested Capital, Realized Value, Remaining Cost, Unrealized Value, Total Value, Gross IRR and Net IRR in the non-GAAP financial information & definitions section of this presentation. (2) Returns have not been presented as the fund commenced investing capital less than 24 months prior to the period indicated and therefore such return information was deemed not meaningful. (3) The general partners and managers of Funds I, II and MIA, as well as the general partner of Fund III, were excluded assets in connection with the 2007 Reorganization. As a result, Apollo did not receive the economics associated with these entities. The investment performance of these funds, combined with Fund IV, is presented to illustrate fund performance associated with Apollo’s Managing Partners and other investment professionals. (4) Total IRR is calculated based on total cash flows for all funds presented. (5) Funds are denominated in Euros and historical figures are translated into U.S. dollars at an exchange rate of €1.00 to $1.12 as of September 30, 2016. (6) Amounts presented have been aggregated for (i) Drawdown funds with AUM greater than $500 million that do not form part of a flagship series of funds and (ii) SIAs with AUM greater than $200 million that do not predominantly invest in other Apollo funds or SIAs. Certain SIAs’ historical figures are denominated in Euros and translated into U.S. dollars at an exchange rate of €1.00 to $1.12 as of September 30, 2016. Additionally, certain SIAs totaling $1.8 billion of AUM have been excluded from Total Invested Capital, Realized Value, Remaining Cost, Unrealized Value and Total Value. These SIAs have an open ended life and a significant turnover in their portfolio assets due to the ability to recycle capital. These SIAs had $9.0 billion of Total Invested Capital through September 30, 2016. (7) U.S. RE Fund I and U.S. RE Fund II, closed-end private investment funds, had $150 million and $178 million of co-investment commitments raised as of September 30, 2016, respectively, which are included in the figures in the table. A co-invest entity within U.S. RE Fund I is denominated in GBP and translated into U.S. dollars at an exchange rate of £1.00 to $1.30 as of September 30, 2016. (8) As part of the acquisition of Citi Property Investors (“CPI”), Apollo acquired general partner interests in fully invested funds. CPI Funds refers to CPI Capital Partners North America, CPI Capital Partners Asia Pacific, CPI Capital Partners Europe and other CPI funds or individual investments of which Apollo is not the general partner or manager and only receives fees pursuant to either a sub-advisory agreement or an investment management and administrative agreement. For CPI Capital Partners North America, CPI Capital Partners Asia Pacific and CPI Capital Partners Europe, the gross and net IRRs are presented in the investment record table since acquisition on November 12, 2010. The aggregate net IRR for these funds from their inception to September 30, 2016 was (1)%. This net IRR was primarily achieved during a period in which Apollo did not make the initial investment decisions and Apollo only became the general partner or manager of these funds upon completing the acquisition on November 12, 2010. (9) Certain private equity co-investment vehicles and funds with AUM less than $500 million have been excluded. These co-investment vehicles and funds had $6.4 billion of aggregate AUM as of September 30, 2016. (10) Certain credit funds and SIAs with AUM less than $500 million and $200 million, respectively, have been excluded. These funds and SIAs had $2.1 billion of aggregate AUM as of September 30, 2016. (11) Certain accounts owned by or related to Athene, certain co-investment vehicles and certain funds with AUM less than $500 million have been excluded. These accounts, co-investment vehicles and funds had $5.0 billion of aggregate AUM as of September 30, 2016. (12) Remaining cost for certain of our credit funds may include physical cash called, invested or reserved for certain levered investments. (13) The investors in this U.S. Dollar denominated fund have chosen to make contributions and receive distributions in the local currency of each underlying investment. As a result, Apollo has not entered into foreign currency hedges for this fund and the returns presented include the impact of foreign currency gains or losses. The investor’s gross and net IRR, before the impact of foreign currency gains or losses, from the fund’s inception to September 30, 2016 was 10% and 9%, respectively. 28

Investment Records as of September 30, 2016

APOLLO

Liquid / Performing

($ in millions)	Vintage Year	Total AUM	Net Returns: For the Three Months Ended September 30, 2016	Net Returns: For the Nine Months Ended September 30, 2016	Net Returns: For the Three Months Ended September 30, 2015	Net Returns: For the Nine Months Ended September 30, 2015	Net Returns: For the Year Ended December 31, 2015
Credit:							
Hedge Funds[1]	Various	$5,936	3%	9%	(1)%	2%	—
CLOs[2]	Various	13,460	3	7	—	3	2%
SIAs / Other	Various	17,337	4	8	(1)	2	1
Total		**$36,733**					

Permanent Capital Vehicles ex Athene Non-Sub-Advised

($ in millions)	IPO Year[4]	Total AUM	Total Returns[3]: For the Three Months Ended September 30, 2016	Total Returns[3]: For the Nine Months Ended September 30, 2016	Total Returns[3]: For the Three Months Ended September 30, 2015	Total Returns[3]: For the Nine Months Ended September 30, 2015	Total Returns[3]: For the Year Ended December 31, 2015
Credit:							
MidCap[5]	N/A	$6,665	NM[6]	NM[6]	NM[6]	NM[6]	NM[6]
AIF	2013	385	10%	20%	(6)%	(3)%	(4)%
AFT	2011	431	9	18	(10)	(1)	(2)
AINV[7]	2004	4,315	7	22	(20)	(19)	(20)
Real Estate:							
ARI	2009	3,434	5%	3%	(2)%	4 %	17 %
Total		**$15,230**					

Note: The above table summarizes the investment record for our Liquid/Performing and Permanent Capital Vehicles excluding AAM/AAA as defined in the non-GAAP financial information & definitions section of this presentation. All amounts are as of September 30, 2016, unless otherwise noted. Footnotes to the above tables appear on page 30.

29

Investment Records – Notes (1) Hedge funds primarily includes Apollo Credit Strategies Master Fund Ltd., Apollo Credit Master Fund Ltd. and Apollo Credit Short Opportunities Fund. (2) CLO returns are calculated based on gross return on invested assets, which excludes cash. (3) Total returns are based on the change in closing trading prices during the respective periods presented taking into account dividends and distributions, if any, as if they were reinvested without regard to commission. (4) An initial public offering (“IPO”) year represents the year in which the vehicle commenced trading on a national securities exchange. (5) MidCap is not a publicly traded vehicle and therefore IPO year is not applicable. (6) Returns have not been presented as the Permanent Capital Vehicle commenced investing capital less than 24 months prior to the period indicated and therefore such return information was deemed not meaningful. (7) All amounts are as of June 30, 2016 except for total returns. Refer to www.apolloic.com for the most recent financial information on AINV. The information contained on AINV’s website is not part of this presentation. Includes $1.4 billion of AUM related to a non-traded business development company sub-advised by Apollo. Net returns exclude performance of the non-traded business development company. 30

Non-GAAP Financial Information & Definitions Apollo discloses the following financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“Non-GAAP”): ▪ “Economic Income”, or “EI”, as well as “Economic Net Income”, or “ENI”, are key performance measures used by management in evaluating the performance of Apollo’s private equity, credit and real estate segments. Management uses these performance measures in making key operating decisions such as the following: • Decisions related to the allocation of resources such as staffing decisions including hiring and locations for deployment of the new hires; • Decisions related to capital deployment such as providing capital to facilitate growth for the business and/or to facilitate expansion into new businesses; and • Decisions related to expenses, such as determining annual discretionary bonuses and equity-based compensation awards to its employees. With respect to compensation, management seeks to align the interests of certain professionals and selected other individuals with those of the investors in the funds and those of Apollo’s shareholders by providing such individuals a profit sharing interest in the carried interest income earned in relation to the funds. To achieve that objective, a certain amount of compensation is based on Apollo’s performance and growth for the year. ▪ EI represents segment income (loss) before income tax provision excluding transaction-related charges arising from the 2007 private placement, and any acquisitions. Transaction-related charges includes equity-based compensation charges, the amortization of intangible assets, contingent consideration and certain other charges associated with acquisitions. In addition, segment data excludes non-cash revenue and expense related to equity awards granted by unconsolidated related parties to employees of the Company, compensation and administrative related expense reimbursements, as well as the assets, liabilities and operating results of the funds and VIEs that are included in the consolidated financial statements. ▪ ENI represents EI adjusted to reflect income tax provision on EI that has been calculated assuming that all income is allocated to Apollo Global Management, LLC, which would occur following an exchange of all AOG Units for Class A shares of Apollo Global Management, LLC. The economic assumptions and methodologies that impact the implied income tax provision are similar to those methodologies and certain assumptions used in calculating the income tax provision for Apollo’s consolidated statements of operations under U.S. GAAP. ▪ “Distributable Earnings”, or “DE”, as well as “DE After Taxes and Related Payables” are derived from Apollo’s segment reported results, and are supplemental measures to assess performance and amount of earnings available for distribution to Class A shareholders, holders of RSUs that participate in distributions and holders of AOG Units. DE represents the amount of net realized earnings without the effects of the consolidation of any of the related funds. DE, which is a component of EI, is the sum across all segments of (i) total management fees and advisory and transaction fees, excluding monitoring fees received from Athene based on its capital and surplus (as defined in Apollo’s transaction advisory services agreement with Athene), (ii) other income (loss), excluding the gains (losses) arising from the reversal of a portion of the tax receivable agreement liability, (iii) realized carried interest income, and (iv) realized investment income, less (i) compensation expense, excluding the expense related to equity-based awards, (ii) realized profit sharing expense, and (iii) non-compensation expenses, excluding depreciation and amortization expense. DE After Taxes and Related Payables represents DE less estimated current corporate, local and non-U.S. taxes as well as the payable under Apollo’s tax receivable agreement. 31

Non-GAAP Financial Information & Definitions Cont’d ▪ “Management Business” refers to the portion of the Company’s business that primarily generates non-incentive based components of EI including fees earned as manager of our funds and associated operating expenses. The Management Business is generally characterized by the predictability of its financial metrics. ▪ “Management Business EI”, which is a component of total EI, is the sum of (i) management fees, (ii) advisory and transaction fees, net and (iii) carried interest income earned from a publicly traded business development company we manage, less (x) salary, bonus, and benefits, (y) equity-based compensation, and (z) other associated operating expenses. ▪ “Management Business DE”, which is a component of total DE, includes all the components of Management Business EI except for those which are non-cash in nature, such as equity- based compensation as well as depreciation and amortization. • The Company uses Management Business EI and Management Business DE to evaluate operating financial performance, including whether fee-related revenues are sufficient to adequately cover recurring operating expenses. The Company believes that Management Business EI and Management Business DE provide investors with additional insight into the operations of the Company as these measures provide a meaningful indication of the components of EI and DE that are generally steady and predictable in nature.  ▪ “Incentive Business” refers to the portion of the Company’s business that primarily generates incentive-based components of EI, including carried interest income and profit sharing expenses, as well as other revenue and expense items pertaining to the Company’s investments and debt. ▪ “Incentive Business EI”, which is a component of total EI, is the sum of (i) carried interest income (excluding carried interest income earned from a publicly traded business development company we manage), (ii) profit sharing expense, and (iii) other income (which includes items such as net gains from investment activities, income from equity method investments and net interest expense). ▪ “Incentive Business DE”, which is a component of total DE, includes all the components of Incentive Business EI except for those which are non-cash in nature, such as unrealized carried interest income, associated non-cash profit sharing expense, unrealized investment income and other income. • The Company uses Incentive Business EI and Incentive Business DE to evaluate incentive-based and investment-related financial performance. The Company believes that Incentive Business EI and Incentive Business DE provide investors with additional insight into the operations of the Company as these measures provide a meaningful indication of the components of EI and DE that are generally less predictable and more volatile in nature.  32

Non-GAAP Financial Information & Definitions Cont’d ▪ “Assets Under Management”, or “AUM”, refers to the assets we manage or advise for the funds, partnerships and accounts to which we provide investment management or advisory services, including, without limitation, capital that such funds, partnerships and accounts have the right to call from investors pursuant to capital commitments. Our AUM equals the sum of: i) the fair value of the investments of the private equity funds, partnerships and accounts we manage or advise plus the capital that such funds, partnerships and accounts are entitled to call from investors pursuant to capital commitments; ii) the net asset value, or “NAV,” of the credit funds, partnerships and accounts for which we provide investment management or advisory services, other than certain collateralized loan obligations (“CLOs”) and collateralized debt obligations (“CDOs”), which have a fee-generating basis other than the mark-to-market value of the underlying assets, plus used or available leverage and/or capital commitments; iii) the gross asset value or net asset value of the real estate funds, partnerships and accounts we manage, and the structured portfolio company investments of the funds, partnerships and accounts we manage or advise, which includes the leverage used by such structured portfolio company investments; iv) the incremental value associated with the reinsurance investments of the portfolio company assets we manage or advise; and v) the fair value of any other assets that we manage or advise for the funds, partnerships and accounts to which we provide investment management or advisory services, plus unused credit facilities, including capital commitments to such funds, partnerships and accounts for investments that may require pre-qualification before investment plus any other capital commitments to such funds, partnerships and accounts available for investment that are not otherwise included in the clauses above. Our AUM measure includes Assets Under Management for which we charge either no or nominal fees. In addition our AUM measure includes certain assets for which we do not have investment discretion. Our definition of AUM is not based on any definition of Assets Under Management contained in our operating agreement or in any of our Apollo fund management agreements. We consider multiple factors for determining what should be included in our definition of AUM. Such factors include but are not limited to (1) our ability to influence the investment decisions for existing and available assets; (2) our ability to generate income from the underlying assets in our funds; and (3) the AUM measures that we use internally or believe are used by other investment managers. Given the differences in the investment strategies and structures among other alternative investment managers, our calculation of AUM may differ from the calculations employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers. Our calculation also differs from the manner in which our related parties registered with the SEC report “Regulatory Assets Under Management” on Form ADV and Form PF in various ways. We use AUM, Capital Deployed and Dry Powder as performance measurements of our investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs. • “AUM with Future Management Fee Potential” refers to the committed uninvested capital portion of total AUM not currently earning management fees. The amount depends on the specific terms and conditions of each fund. • “Fee-Generating AUM” consists of assets we manage or advise for the funds, partnerships and accounts to which we provide investment management or advisory services and on which we earn management fees, monitoring fees pursuant to management or other fee agreements on a basis that varies among the Apollo funds, partnerships and accounts we manage or advise. Management fees are normally based on “net asset value,” “gross assets,” “adjusted par asset value,” “adjusted cost of all unrealized portfolio investments,” “capital commitments,” “adjusted assets,” “stockholders’ equity,” “invested capital” or “capital contributions,” each as defined in the applicable management agreement. Monitoring fees, also referred to as advisory fees, with respect to the structured portfolio company investments of the funds, partnerships and accounts we manage or advise, are generally based on the total value of such structured portfolio company investments, which normally includes leverage, less any portion of such total value that is already considered in Fee-Generating AUM. ▪ “Carry-Eligible AUM” refers to the AUM that may eventually produce carried interest income. All funds for which we are entitled to receive a carried interest income allocation are included in Carry-Eligible AUM, which consists of the following: ▪ “Carry-Generating AUM”, which refers to invested capital of the funds, partnerships and accounts we manage or advise, that is currently above its hurdle rate or preferred return, and profit of such funds, partnerships and accounts is being allocated to the general partner in accordance with the applicable limited partnership agreements or other governing agreements; ▪ “AUM Not Currently Generating Carry”, which refers to invested capital of the funds, partnerships and accounts we manage or advise that is currently below its hurdle rate or preferred return; and ▪ “Uninvested Carry-Eligible AUM”, which refers to capital of the funds, partnerships and accounts we manage or advise that is available for investment or reinvestment subject to the provisions of applicable limited partnership agreements or other governing agreements, which capital is not currently part of the NAV or fair value of investments that may eventually produce carried interest income allocable to the general partner. 33

Non-GAAP Financial Information & Definitions Cont’d ▪ “Advisory” refers to certain assets advised by Apollo Asset Management Europe, LLP (“AAME”), a subsidiary of Apollo. ▪ “Capital deployed” or “Deployment” is the aggregate amount of capital that has been invested during a given period (which may, in certain cases, include leverage) by (i) our drawdown funds (ii) SIAs that have a defined maturity date and (iii) funds and SIAs in our real estate debt strategy. ▪ “Drawdown” refers to commitment-based funds and certain SIAs in which investors make a commitment to provide capital at the formation of such funds and SIAs and deliver capital when called as investment opportunities become available. It includes assets of Athene Holding Ltd. (“Athene Holding”) and its subsidiaries (collectively “Athene”) managed by Athene Asset Management, L.P. (“Athene Asset Management”) that are invested in commitment-based funds. ▪ “Distributable Earnings Shares Outstanding” or “DE Shares Outstanding” represents Non-GAAP Diluted Shares Outstanding and unvested RSUs that participate in distributions. Management uses this measure in determining DE per share as well as DE After Taxes and Related Payables per share described below. ▪ “Dry Powder” represents the amount of capital available for investment or reinvestment subject to the provisions of the applicable limited partnership agreements or other governing agreements of the funds, partnerships and accounts we manage. ▪ Gross IRR of a private equity fund represents the cumulative investment-related cash flows in the fund itself (and not any one investor in the fund) on the basis of the actual timing of investment inflows and outflows (for unrealized investments assuming disposition on September 30, 2016 or other date specified) aggregated on a gross basis quarterly, and the return is annualized and compounded before management fees, carried interest and certain other fund expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors. ▪ Gross IRR of a credit fund represents the annualized return of a fund based on the actual timing of all cumulative fund cash flows before management fees, carried interest income allocated to the general partner and certain other fund expenses. Calculations may include certain investors that do not pay fees. The terminal value is the net asset value as of the reporting date. Non- U.S. dollar denominated (“USD”) fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. ▪ Gross IRR of a real estate fund represents the cumulative investment-related cash flows in the fund itself (and not any one investor in the fund), on the basis of the actual timing of cash inflows and outflows (for unrealized investments assuming disposition on September 30, 2016 or other date specified) starting on the date that each investment closes, and the return is annualized and compounded before management fees, carried interest, and certain other fund expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors.  Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. ▪ Gross Return of a credit or real estate fund is the monthly or quarterly time-weighted return that is equal to the percentage change in the value of a fund’s portfolio, adjusted for all contributions and withdrawals (cash flows) before the effects of management fees, incentive fees allocated to the general partner, or other fees and expenses. Returns of Athene Sub-advised portfolios and CLOs represent the gross returns on invested assets, which exclude cash. Returns over multiple periods are calculated by geometrically linking each period’s return over time. ▪ “Inflows” represents (i) at the individual segment level, subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-segment transfers, and (ii) on an aggregate basis, the sum of Inflows across the private equity, credit and real estate segments. ▪ “Liquid/Performing” includes CLOs and other performing credit vehicles, hedge fund style credit funds, structured credit funds and SIAs. It also includes sub-advised managed accounts owned by or related to Athene. Certain commitment-based SIAs are included as the underlying assets are liquid. ▪ “Multiple of Invested Capital” or “MOIC” is calculated as Total Value divided by Total Invested Capital. ▪ Net IRR of a private equity fund means the Gross IRR, including returns for related parties which may not pay fees or carried interest, net of management fees, certain fund expenses (including interest incurred by the fund itself) and realized carried interest all offset to the extent of interest income, and measures returns on amounts that, if distributed, would be paid to investors of the fund.  To the extent that an Apollo private equity fund exceeds all requirements detailed within the applicable fund agreement, the estimated unrealized value is adjusted such that a percentage of up to 20.0% of the unrealized gain is allocated to the general partner of the fund, thereby reducing the balance attributable to fund investors.  Net IRR does not represent the return to any fund investor. ▪ Net IRR of a credit fund represents the annualized return of a fund after management fees, carried interest income allocated to the general partner and certain other fund expenses, calculated on investors that pay such fees. The terminal value is the net asset value as of the reporting date. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. 34

Non-GAAP Financial Information & Definitions Cont’d ▪ Net IRR of a real estate fund represents the cumulative cash flows in the fund (and not any one investor in the fund), on the basis of the actual timing of cash inflows received from and outflows paid to investors of the fund (assuming the ending net asset value as of September 30, 2016 or other date specified is paid to investors), excluding certain non-fee and non-carry bearing parties, and the return is annualized and compounded after management fees, carried interest, and certain other expenses (including interest incurred by the fund itself) and measures the returns to investors of the fund as a whole.  Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. ▪ Net Return of a credit or real estate fund represents the Gross Return after management fees, incentive fees allocated to the general partner, or other fees and expenses. Returns of Athene sub-advised portfolios and CLOs represent the gross or net returns on invested assets, which exclude cash. Returns over multiple periods are calculated by geometrically linking each period’s return over time. ▪ “Non-GAAP Diluted Shares Outstanding” is calculated using the GAAP outstanding Class A shares plus non-GAAP adjustments assuming (i) the exchange of all of the AOG Units for Class A shares and (ii) the settlement of the vested RSUs in the form of Class A shares during the period. Management uses this measure, taking into account the unvested RSUs that participate in distributions, in determining our Class A shares eligible for cash distributions. ▪ “Non-GAAP Weighted Average Diluted Shares Outstanding” is calculated using the GAAP weighted average outstanding Class A shares plus non-GAAP adjustments assuming (i) the exchange of all of the AOG Units for Class A shares and (ii) the settlement of the weighted average vested RSUs in the form of Class A shares during the period. Management uses this measure in determining EI and ENI per share. ▪ “Permanent Capital Vehicles” (a) assets that are owned by or related to Athene, (b) assets that are owned by or related to MidCap FinCo Limited (“MidCap”) and managed by Apollo Capital Management, L.P., (c) assets of publicly traded vehicles managed by Apollo such as Apollo Investment Corporation (“AINV”), Apollo Commercial Real Estate Finance, Inc. (“ARI”), Apollo Tactical Income Fund Inc. (“AIF”), and Apollo Senior Floating Rate Fund Inc. (“AFT”), in each case that do not have redemption provisions or a requirement to return capital to investors upon exiting the investments made with such capital, except as required by applicable law and (d) a non-traded business development company sub-advised by Apollo. The investment management arrangements of AINV, AIF and AFT have one year terms, are reviewed annually and remain in effect only if approved by the boards of directors of such companies or by the affirmative vote of the holders of a majority of the outstanding voting shares of such companies, including in either case, approval by a majority of the directors who are not “interested persons” as defined in the Investment Company Act of 1940. In addition, the investment management arrangements of AINV, AIF and AFT may be terminated in certain circumstances upon 60 days’ written notice. The investment management arrangement of ARI has a one year term and is reviewed annually by the company’s board of directors and may be terminated under certain circumstances by an affirmative vote of at least two-thirds of the company’s independent directors. The investment management arrangements between MidCap and Apollo Capital Management, L.P. and Athene and Athene Asset Management, may also be terminated under certain circumstances. ▪ “Realized Value” refers to all cash investment proceeds received by the relevant Apollo fund, including interest and dividends, but does not give effect to management fees, expenses, incentive compensation or carried interest to be paid by such Apollo fund. ▪ “Remaining Cost” represents the initial investment of the general partner and limited partner investors in a fund, reduced for any return of capital distributed to date, excluding management fees, expenses, and any accrued preferred return. ▪ “Total Invested Capital” refers to the aggregate cash invested by the relevant Apollo fund and includes capitalized costs relating to investment activities, if any, but does not give effect to cash pending investment or available for reserves. ▪ “Total Value” represents the sum of the total Realized Value and Unrealized Value of investments. ▪ Private Equity fund appreciation (depreciation) refers to gain (loss) and income for the traditional private equity funds (i.e., Funds I-VIII), ANRP I & II, Apollo Special Situations Fund, L.P. and AION Capital Partners Limited (“AION”) for the periods presented on a total return basis before giving effect to fees and expenses.  The performance percentage is determined by dividing (a) the change in the fair value of investments over the period presented, minus the change in invested capital over the period presented, plus the realized value for the period presented, by (b) the beginning unrealized value for the period presented plus the change in invested capital for the period presented. Returns over multiple periods are calculated by geometrically linking each period’s return over time; ▪ Traditional Private Equity fund appreciation (depreciation) refers to gain (loss) and income for the traditional private equity funds (i.e., Funds I-VIII) for the periods presented on a total return basis before giving effect to fees and expenses.  The performance percentage is determined by dividing (a) the change in the fair value of investments over the period presented, minus the change in invested capital over the period presented, plus the realized value for the period presented, by (b) the beginning unrealized value for the period presented plus the change in invested capital for the period presented. Returns over multiple periods are calculated by geometrically linking each period’s return over time; ▪ “Unrealized Value” refers to the fair value consistent with valuations determined in accordance with GAAP, for investments not yet realized and may include pay in kind, accrued interest and dividends receivable, if any.  In addition, amounts include committed and funded amounts for certain investments; and ▪ “Vintage Year” refers to the year in which a fund’s final capital raise has occurred. 35

Forward Looking Statements In this presentation, references to “Apollo,” “we,” “us,” “our” and the “Company” refer collectively to Apollo Global Management, LLC, together with its consolidated subsidiaries. This presentation may contain forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this presentation, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to our dependence on certain key personnel, our ability to raise new private equity, credit or real estate funds, market conditions, generally, our ability to manage our growth, fund performance, changes in our regulatory environment and tax status, the variability of our revenues, net income and cash flow, our use of leverage to finance our businesses and investments by our funds and litigation risks, among others. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in Apollo’s annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 29, 2016, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in other filings. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This presentation does not constitute an offer of any Apollo fund. 36